UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022 (May 31, 2022)

Commission file number 001-16111

Global Payments Inc.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

None

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported in a Current Report on Form 8-K filed on June 2, 2022 (the “Initial Report”), effective July 1, 2022, Josh Whipple became the new Senior Executive Vice President and Chief Financial Officer of Global Payments Inc. (the “Company”). This amendment to the Initial Report (this “Amendment”) is being filed to disclose Mr. Whipple’s compensation arrangement with the Company that had not been determined at the time of the filing of the Initial Report.

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his appointment as Senior Executive Vice President and Chief Financial Officer, on July 27, 2022, the Compensation Committee of the Board of Directors of the Company approved the following compensation package for Mr. Whipple: (i) base salary of $700,000, effective July 1, 2022; (ii) a target bonus of 110% of his base salary, effective July 1, 2022; (iii) a target equity grant having a grant date fair value of $3,930,000, and (iv) an initial one-time equity grant of shares of restricted stock having a grant date fair value of $1,300,000. The restricted shares will vest ratably over a 3-year period, subject to his continued employment with the Company on each respective vesting date.

On August 2, 2022, the Company entered into an amendment to Mr. Whipple’s current employment agreement reflecting Mr. Whipple’s new title and compensation. Mr. Whipple’s employment agreement dated September 20, 2019 has an initial term of three years (which commenced on September 18, 2019) with automatic one-year extensions unless either party provides notice of non-renewal.

The employment agreement prohibits Mr. Whipple from disclosing the Company’s confidential information, soliciting the Company’s customers or recruiting the Company’s employees for a period of 24 months following the separation date. In addition, if Mr. Whipple’s employment is terminated by the Company or by Mr. Whipple, he has agreed not to compete with the Company generally for a specified period. The non-compete does not apply if his employment is terminated as a result of the Company’s decision not to extend the employment agreement.

The employment agreement may be terminated by the Company at any time for “cause” (as defined in the employment agreement) or for no reason or by Mr. Whipple with or without “good reason” (as defined in the employment agreement). The employment agreement will also terminate upon Mr. Whipple’s death, disability or retirement. Depending on the reason for the termination and when it occurs, Mr. Whipple will be entitled to certain severance benefits, as described below.

Termination Without Cause or Resignation for Good Reason When Not Related to a Change in Control. If, prior to a change in control or on or after the second anniversary of a change in control, Mr. Whipple’s employment is terminated by the Company without cause or by Mr. Whipple for good reason, Mr. Whipple will be entitled to the following payments and benefits: (i) continued payments of base salary for 18 months, provided that he does not violate any restrictive covenants; (ii) a prorated annual incentive bonus for the year in which the termination occurs, based on actual performance against certified pre-established bonus targets; (iii) an additional cash payment equal to 1.5x his target annual bonus opportunity, payable nine months after the separation date, provided that he does not violate any restrictive covenants; (iv) a lump sum cash payment equal to 18 months of COBRA premiums, payable within 60 days following separation; (v) any outstanding restricted stock and stock options exercisable within 24 months of the separation date will vest as of the separation date, and the options will remain exercisable for no more than 90 days from the separation date; and (vi) any outstanding performance units will vest pro-rata based on target performance (if termination occurs in the first year of the applicable performance cycle) or actual performance (if termination occurs after the first year of the applicable performance cycle).

Termination Without Cause or Resignation for Good Reason When Related to a Change in Control. If, within 24 months after a change in control, Mr. Whipple’s employment is terminated by the Company without cause or he resigns for good reason, Mr. Whipple will be entitled to the following payments and benefits: (i) a lump sum cash payment equal to 2x his base salary, provided that he does not violate any restrictive covenants; (ii) a prorated annual incentive bonus for the year in which the termination occurs based on (a) his then-current target bonus opportunity, if the separation date occurs before the end of the year in which the change of control occurred, or (b) the actual amount earned based on certified results, if the separation date occurs during a year that began after the change in control occurred; (iii) an additional cash payment equal to 2x his target annual bonus opportunity, payable nine months after the separation date, provided that he does not violate any restrictive covenants; (iv) a lump sum cash payment equal to 18 months of COBRA premiums, payable within 60 days following separation; (v) any outstanding restricted stock and stock options will vest as of the separation date, and the options will remain exercisable for no more than 90 days from the separation date; and (vi) any outstanding performance units will vest in full based on target performance (if termination occurs in the first year of the applicable performance cycle) or actual performance (if termination occurs after the first year of the applicable performance cycle).

Death or Disability. Whether or not a change in control occurs, if Mr. Whipple’s employment is terminated by reason of death or disability, he will be entitled to receive accrued salary and benefits through the separation date and any other benefits that may apply. Any outstanding performance units, restricted stock awards and stock options will vest (in the case of performance-based awards, based on target performance), and the options will remain exercisable for no more than 90 days from the separation date.

Retirement. Whether or not a change in control occurs, if Mr. Whipple’s employment is terminated by reason of his retirement, he will be entitled to receive accrued salary and benefits through the separation date and any other benefits that may apply. Any outstanding performance units, restricted stock awards and stock options will vest (in the case of performance units, based on actual performance at the end of the applicable performance cycle), and the options will remain exercisable for no more than 90 days following retirement.

Termination for Cause or Resignation Without Good Reason. If the Company terminates Mr. Whipple for cause, or if Mr. Whipple resigns without good reason, he will be entitled to receive accrued salary and benefits through the separation date, but no additional severance amount will be payable under the terms of the employment agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the employment agreement with Mr. Whipple and the amendment, which will be filed with the Company’s periodic filing for the quarter ending September 30, 2022.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: August 2, 2022	By:	/s/ David L. Green
David L. Green
Senior Executive Vice President, General Counsel and Corporate Secretary